Exhibit 99.1

News Release

For Immediate Release

Media Contact:	Investor Contact:

Fred Ferguson	Shelly Hubbard Shelly Hubbard
Phone: 571-457-9082	Phone: 612-518-5406
E-mail: media.relations@vistaoutdoor.com	E-mail: investor.relations@vistaoutdoor.com

Vista Outdoor Announces Closing of the Acquisition of Foresight Sports

•Acquisition expands Vista Outdoor’s revenue into higher growth, less cyclical Outdoor Products markets
•Foresight Sports adds an innovative business to our Outdoor Products portfolio that is expected to significantly exceed Vista Outdoor’s long-term growth and operating margin targets
•Acquisition positions Vista Outdoor as the technology leader in the golf industry and aligns with Vista Outdoor’s strategy of acquiring market leading brands where Vista Outdoor can immediately add value
•Foresight Sports expected to be immediately accretive to earnings, excluding transaction and transition costs
•Vista Outdoor’s leverage ratio remains below 1.5x and is expected to be below 1.0x at FY 2022 fiscal year end

Anoka, MN, September 28, 2021 — Vista Outdoor Inc. (NYSE: VSTO), a leading global designer, manufacturer, and marketer of products in the outdoor sports and recreation markets, today announced the successful closing of its acquisition of Foresight Sports. The acquisition brings two iconic golf brands under the same roof. Together, Foresight Sports and Bushnell Golf will elevate each brand’s respective strengths, engage new users, expand into new segments of the golf technology market and drive growth and brand awareness at unprecedented scale.

“It is a pleasure to welcome the team from Foresight Sports to the Vista Outdoor family,” said Vista Outdoor Chief Executive Officer Chris Metz. “Their hard work and pioneering innovation have permanently changed the golf tech landscape, and when combined with the strength of our Bushnell Golf brand, elevates Vista Outdoor to a market leader in this exciting category. Our portfolio now includes market-leading solutions in hardware development, golf data collection, game improvement, gamification and golf accuracy. The market growth opportunities in this space, combined with its impressive operating margins, make our combined golf business a powerful financial engine for delivering value for Vista

Outdoor’s shareholders now, and into the future. The acquisition also further bolsters our reputation as the acquirer of choice in the outdoor industry.”

Foresight Sports has innovated both on- and off-course categories, with the most launch monitors and golf simulation solutions in retail stores, driving ranges, commercial facilities and homes worldwide. The Foresight Sports’ GCQuad launch monitor has been awarded Golf Digest’s Editors’ Choice Award for Best Launch Monitor for four consecutive years, and the product has become the launch monitor of choice for more PGA Tour players, top golf retailers and manufacturers, and coaches and fitters than any other technology. Beyond launch monitor technology, the company’s Sim-In-A-Box line of golf simulators represents an entirely new category of compact, affordable indoor golf solutions that in just two years have commanded a leading share of the global simulator market.

Earlier this year, Vista Outdoor brand Bushnell Golf entered into an exclusive domestic partnership with Foresight Sports to bring pro-level launch monitor technology to the everyday golfer. The Launch Pro, a personal launch monitor built on the industry's best and most widely accepted technology, will be available for purchase at BushnellGolf.com and select golf retail outlets nationwide this Fall.

Details on the Transaction
Vista Outdoor paid a gross purchase price of $474 million, subject to certain customary closing adjustments and not including contingent incentives of up to $25 million that are payable upon the achievement of certain net sales targets. The gross purchase price includes a net present value of roughly $60 million in future tax benefits. For calendar year 2021, Foresight Sports’ full year net sales and adjusted EBITDA are expected to be approximately $100 million and $50 million, respectively. Vista Outdoor expects the transaction to be immediately accretive to earnings, excluding transaction and transition costs.

Vista Outdoor used cash on hand and available liquidity under its asset-based revolving credit facility to complete the transaction.

PricewaterhouseCoopers Corporate Finance LLC served as financial advisor and Gunderson Dettmer LLP served as legal advisor to Foresight Sports.

Reed Smith LLP served as legal advisor to Vista Outdoor in connection with the transaction.

About Foresight Sports
Foresight Sports develops the most advanced and most trusted performance analysis solutions in the golf industry. The brand is responsible for the Tour-dominating GCQuad launch monitor, and the game's all-time best-selling launch monitor, the GC2. Outdoors or indoors, from cutting-edge launch monitors and software to the ultimate virtual golf experience, Foresight Sports is your total technology solution. For more information, visit www.foresightsports.com.

About Vista Outdoor Inc.
Vista Outdoor is a leading global designer, manufacturer, and marketer of outdoor recreation and shooting sports products. We operate through two reportable segments: Shooting Sports and Outdoor Products. Together, our segments serve the outdoor sports and recreation markets through a diverse portfolio of well-recognized brands that provide consumers with a wide range of performance-driven, high-quality, and innovative products. Brands include Remington Ammunition, Bushnell, CamelBak, Bushnell Golf, Bell Helmets, Camp Chef, Foresight Sports, Giro, QuietKat, Federal and more. Vista Outdoor products

Exhibit 99.1

are sold at leading retailers and distributors across North America and worldwide. For news and information, visit our website or investor relations page and follow us on Twitter.

Forward-Looking Statements
Certain statements in this press release and other oral and written statements made by Vista Outdoor from time to time are forward-looking statements, including those that discuss, among other things: Vista Outdoor’s plans, objectives, expectations, intentions, strategies, goals, outlook or other non-historical matters; projections with respect to future revenues, income, earnings per share or other financial measures for Vista Outdoor; and the assumptions that underlie these matters. The words ‘believe’, ‘expect’, ‘anticipate’, ‘intend’, ‘aim’, ‘should’ and similar expressions are intended to identify such forward-looking statements. To the extent that any such information is forward-looking, it is intended to fit within the safe harbor for forward-looking information provided by the Private Securities Litigation Reform Act of 1995. Numerous risks, uncertainties and other factors could cause Vista Outdoor’s actual results to differ materially from expectations described in such forward-looking statements, including the following: impacts from the COVID-19 pandemic on Vista Outdoor’s operations, the operations of our customers and suppliers and general economic conditions; general economic and business conditions in the United States and Vista Outdoor’s other markets outside the United States, including conditions affecting employment levels, consumer confidence and spending, conditions in the retail environment, and other economic conditions affecting demand for our products and the financial health of our customers; Vista Outdoor’s ability to attract and retain key personnel and maintain and grow its relationships with customers, suppliers and other business partners, including Vista Outdoor’s ability to obtain acceptable third party licenses; Vista Outdoor’s ability to adapt its products to changes in technology, the marketplace and customer preferences, including our ability to respond to shifting preferences of the end consumer from brick and mortar retail to online retail; Vista Outdoor’s ability to maintain and enhance brand recognition and reputation; others' use of social media to disseminate negative commentary about us and boycotts; reductions in or unexpected changes in or our inability to accurately forecast demand for ammunition, accessories or other outdoor sports and recreation products; risks associated with Vista Outdoor’s sales to significant retail customers, including unexpected cancellations, delays and other changes to purchase orders; supplier capacity constraints, production disruptions or quality or price issues affecting Vista Outdoor’s operating costs; Vista Outdoor’s competitive environment; risks associated with diversification into new international and commercial markets including regulatory compliance; changes in the current tariff structures; the supply, availability and costs of raw materials and components; increases in commodity, energy and production costs; changes in laws, rules and regulations relating to Vista Outdoor’s business, such as federal and state ammunition regulations; Vista Outdoor’s ability to realize expected benefits from acquisitions and integrate acquired businesses; Vista Outdoor's ability to execute our strategic transformation plan, including our ability to realize expected benefits from the successful divestiture of non-core brands and profitability improvement initiatives; Vista Outdoor’s ability to take advantage of growth opportunities in international and commercial markets; foreign currency exchange rates and fluctuations in those rates; the outcome of contingencies, including with respect to litigation and other proceedings relating to intellectual property, product liability, warranty liability, personal injury and environmental remediation; risks associated with cybersecurity and other industrial and physical security threats; capital market volatility and the availability of financing; changes to accounting standards or policies; and changes in tax rules or pronouncements. You are cautioned not to place undue reliance on any forward-looking statements we make. Vista Outdoor undertakes no obligation to update any forward-looking statements except as otherwise required by law. For further information on factors that could impact Vista Outdoor, and statements contained herein, please refer to Vista Outdoor’s filings with the Securities and Exchange Commission.

About Non-GAAP Projected Financial Measures

This press release includes projections of Foresight Sports’ future EBITDA, a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). EBITDA is defined as net income (loss), before interest expense, income tax expense (benefit), depreciation and amortization expense. EBITDA is not a measurement of Foresight Sports’ financial performance under GAAP, and should not be considered in isolation or as an alternative to net income (loss) as a measure of financial performance, cash flows from operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. Vista Outdoor believes that EBITDA is an important supplemental measure of Foresight Sports’ operating performance because it eliminates the impact of expenses that do not relate to business performance. Vista Outdoor also believes that this non-GAAP measure is useful to investors because it and similar measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry and provide additional information regarding growth rates on a more comparable basis than would be provided without such adjustments.

Vista Outdoor prepared the information included in this press release based upon available information and assumptions and estimates that it believes are reasonable. Vista Outdoor cannot assure you that its estimates and assumptions will prove to be accurate. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP financial measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation.